Exhibit 10.1

THIS INSTRUMENT WAS PREPARED BY

AND WHEN RECORDED RETURN TO:

Walter|Haverfield LLP

1301 East Ninth Street, Suite 3500

Cleveland, Ohio 44114

Att: John W. Waldeck, Jr., Esq.

ASSIGNMENT OF NOTE, SECURITY INSTRUMENTS AND ALL OTHER LOAN DOCUMENTS

THIS ASSIGNMENT OF NOTE, SECURITY INSTRUMENTS AND ALL OTHER LOAN DOCUMENTS (“Assignment”) is made on this ___ day of September, 2023 (the “Execution Date”), by THE HUNTINGTON NATIONAL BANK, having an address at 200 Public Square (CM17), Cleveland, Ohio 44114 (“Assignor”), to and in favor of CH CAPITAL LENDING, LLC, a Delaware limited liability company, c/o Fainsbert Mase Brown & Sussman, LLP, 11111 Santa Monica Blvd., Suite 810, Los Angeles, California 90025 (“Assignee”).

R E C I T A L S:

A. Assignor made a certain loan (the “Loan”) to HOF VILLAGE RETAIL I, LLC, a Delaware limited liability company, and HOF VILLAGE RETAIL II, LLC, a Delaware limited liability company (collectively, “Borrower”), in accordance with that certain Loan Agreement dated as of September 27, 2022 (“Loan Agreement”) as evidenced by that certain Promissory Note dated September 27, 2022 in the original principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) (“Note”), executed by Borrower and payable to Assignor.

B. The Note is secured by that certain Open-End Mortgage (Leasehold), Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of September 27, 2022, and recorded on September 30, 2022 as Instrument No. 202209300041225 in the Records of the Stark County, Ohio Recorder (“Leasehold Mortgage”) and that certain Assignment of Leases, Rents, Income and Profits dated as of September 27, 2022, and recorded on September 30, 2022 as Instrument No. 202209300041226 in the Records of the Stark County, Ohio Recorder (“Leasehold Assignment”).

C. The Leasehold Mortgage and Leasehold Assignment are hereinafter collectively referred to as the “Security Instruments.”

D. Assignor desires to transfer and assign to Assignee, and Assignee desires to purchase from Assignor, all of Assignor’s interest in and to the Note, the Security Instruments, and all other Loan Documents (as defined in the Loan Agreement).

AGREEMENT:

NOW, THEREFORE, for and in consideration of the premises and the covenants herein set forth, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor hereby NEGOTIATES, ASSIGNS, ENDORSES, TRANSFERS, GRANTS, CONVEYS, and DELIVERS unto Assignee all of Assignor’s right, title, interest, and benefit, in and under the Note, the Security Instruments, and all other Loan Documents and the sums payable thereunder, with interest from the effective date hereof, WITHOUT RECOURSE, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, except as follows: Assignor represents and warrants to Assignee that (i) Assignor is the owner and holder of the Note, the Security Instruments, and all other Loan Documents; (ii) Assignor has no knowledge (with no duty of inquiry) of any act or omission of Assignor that would render the Note, the Security Instruments or all other Loan Documents invalid or unenforceable in accordance with their terms; (iii) Assignor has the full right and authority to assign the Note, the Security Instruments, and the other Loan Documents to Assignee; (iv) Assignor has not previously assigned, sold or encumbered all or any part of its interest in the Note, the Security Instruments, or any of the other Loan Documents; and (v) the person executing this Assignment on behalf of Assignor has the power and authority to do so. Without limiting the generality of the preceding sentence or the other terms of this Assignment, in the event Assignee is unable to collect any sum on account of the Loan from Borrower, any Guarantor, or any collateral securing any Loan, Assignee shall have no recourse against or right to indemnification or contribution from Assignor therefor.

TO HAVE AND TO HOLD the same together with all rights, title, interests, privileges, claims, demands and equities existing and to exist in connection therewith unto Assignee, its successors and assigns forever.

Assignor represents and warrants to Assignee, as of the Execution Date, that (i) Assignor is duly organized and validly existing and in good standing in its state of formation and in all states in which it is required to be registered to carry on its business, (ii) Assignor has the power and all licenses, permits, authorizations and approvals (governmental, corporate, or otherwise) necessary to carry on its business and perform its obligations under this Assignment and the Allonge to Promissory Note executed concurrently herewith (the “Allonge”), and (iii) the execution or performance of this Assignment by Assignor will not violate Assignor’s formation documents or any material contract or other instrument to which it is a party or by which it is bound, and will not violate any outstanding judgment, order, injunction, law, rule or regulation to which it is subject.

Assignor is selling the Loan to Assignee on a servicing released basis, and Assignor’s counsel shall take steps to notify Borrower’s counsel of the sale of the Loan by Assignor to Assignee. Assignor directs that all payments hereafter due under the Note, the Security Instruments, and all other Loan Documents be made directly to Assignee. Notwithstanding the assignment of the Note, the Security Instruments, and all other Loan Documents, any indemnification rights thereunder in favor of Assignor or any rights which by their terms expressly survive the termination or assignment of the Loan that is the subject of the Note, the Security Instruments, and all other Loan Documents shall continue to apply to Assignor as well as to Assignee.

Assignor acknowledges and agrees that: (i) Assignor will perform all acts under this Assignment, and Assignee will own the Loan hereafter, in strict compliance with all applicable Law, (ii) Assignor is a sophisticated investor with knowledge and experience in financial and business matters sufficient to evaluate the merits and risks of the transaction contemplated by this Assignment and the Loan Documents, (iii) Assignor has conducted an independent investigation of the various obligors with respect to the Loan, (iv) Assignor has reviewed the Loan Documents, (v) Assignor is not relying on any representations or statements of Assignee (except as to the accuracy of Assignee’s specific express representations contained in this Assignment), (vi) Assignor has conducted its own review and analysis of the Loan, the Loan Documents, and the obligors in making the decision to purchase the Loan, and (vii) Assignor has made the decision to sell the Loan without any advice or encouragement from Assignee.

Under no circumstances shall Assignor or Assignee be liable to the other party for any consequential, special, or punitive damages, and the parties hereby waive the right to any such damages. If after the Execution Date Assignee determines that Assignor materially breached any representation or warranty set forth herein or in the Allonge which has not expired or any covenant or provision of this Assignment, Assignee shall give written notice to Assignor within thirty (30) days of the Execution Date, and Assignor shall have the right to cure such breach(es) during a period of thirty (30) days after receipt of such notice. If such breach(es) is not duly cured within such thirty (30) day period, or not waived or consented to in writing by Assignee, Assignee may elect, in its sole discretion, to require Assignor to (i) repurchase the Loan at the Repurchase Price (which shall equal the price paid by Assignee for the Loan), or (ii) pay to Assignee such amount as Assignee and Assignor may agree in satisfaction of Assignee’s actual damages directly caused by such breach(es); provided, however, that neither Assignee nor Assignor shall have any obligation or duty to agree upon any such amount and in the event such agreement is not reached, Assignee’s sole recourse for any breach(es) shall be to elect to require Assignor to repurchase the Loan at the Repurchase Price in accordance with the express terms and conditions of this paragraph. Assignee shall be required to make any such election within thirty (30) days of Assignee’s timely delivery of the first notice of the breach(es) to Assignor in accordance with the express terms and conditions of this paragraph. Assignee’s failure to timely deliver notice of any breach within thirty (30) days of the Execution Date, and/or to properly or timely make any election of remedies provided in this paragraph shall constitute and be deemed to constitute a final, irrevocable waiver of Assignee’s rights and remedies with respect to any breach(es) of the representations and warranties in this Assignment, Assignee expressly acknowledging that the same shall otherwise terminate on the thirtieth (30th) day following the Execution Date.

Assignor acknowledges that Assignee shall have no duty or obligation to deliver to Assignor any internally prepared documents, underwriting files, reports, applications, financial information, attorney-client privileged information, or any other confidential, privileged, or proprietary information related to the Loan (whether internally prepared or otherwise), or any the obligors (collectively, the “Excluded Documents”) but for the avoidance of doubt will produce copies of any Loan Documents other than the Excluded Documents, including without limitation, payoff statements. The Excluded Documents are expressly excluded from the sale of the Loan and Assignor shall not be entitled to the Excluded Documents under any circumstances. The terms and conditions of this paragraph shall survive closing. For the avoidance of doubt Excluded Documents include any and all documents, e-mails, presentations, reports, memoranda, or other written work product, created by any financial advisor, law firm or other agent, retained to advise Assignee in connection with the Loan or the Loan Documents. Assignee has decided to buy the Loan notwithstanding its lack of knowledge of the Excluded Documents, and Assignor acknowledges and agrees that Assignee will have no liability to Assignor for nondisclosure of any Excluded Documents, as long as such Excluded Documents do not affect the truth or accuracy of any representation or warranty expressly made by Assignee in this Assignment.

Assignor has, at least three (3) days prior to the Execution Date, delivered or made available to Assignee true and complete copies of all the Loan Documents, which Assignee expressly acknowledges and agrees is ample time for it to review and evaluate the same. Assignee further acknowledges and agrees that originals of the Loan Documents have been (or will be) delivered by Assignor to Assignee (or its designee) within ten (10) Business Days of the Execution Date.

Assignor and Assignee intend that there be no merger of title with respect to this Assignment.

Except as otherwise specifically stated in this Assignment, Assignor specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future with respect to the Loan, the Note, the Security Instruments, and all other Loan Documents, including, without limitation, (i) the validity, existence, or priority of any lien or security interest securing the Loan; (ii) the existence or basis for any claim, counterclaim, defense or offset relating to the Loan; (iii) the financial condition of Borrower; (iv) the compliance of the Loan with any laws, ordinances or regulations of any government or other body; (v) the condition of any collateral securing the Loan; and (vi) the future performance of the Borrower, the collateral or any guarantor of the Loan.

Assignor, together with its successors and assigns, shall indemnify, save and keep Assignee, and any parent, subsidiary, participant, co-lender, predecessor, and affiliate of Assignee, and their respective officers, directors, employees, agents, attorneys, predecessors, successors and assigns (each an “Indemnified Person”) harmless against any and all liabilities, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys’ fees, sustained or incurred by any Indemnified Person as a result of, or arising out of, or by virtue of: (i) any matter, event, occurrence or thing done or occurring after the Execution Date with respect to, arising out of, or relating to any of the Loan, the Loan Documents, or the collateral securing the Loan, (ii) the inaccuracy or breach of any representation, warranty or covenant made or given by Assignor in this Agreement; (iii) the maintenance or administration of or any withdrawal from any escrow, reserve and/or cash management accounts under the Loan Documents; and (iv) any act or omission of Assignor resulting in any claim, demand or assertion that Assignee, subsequent to the Execution Date, engaged in or authorized any unlawful collection practices in connection with the Loan; it being acknowledged that each party shall promptly notify the other after receiving notice or knowledge of any such claim, demand or assertion. In addition, Assignor releases and forever discharges Assignee and each other Indemnified Person from any and all liability, damage, claim, loss or expense of any kind that Assignor may now or hereafter have against Assignee and such other Indemnified Persons arising out of or relating to the transfer or maintenance of any and all escrows, reserves, restricted accounts, and excess collections under the Loan Documents.

Each Indemnified Person may defend any such claim or cause of action brought or asserted against such Indemnified Person arising out of any of the foregoing at the expense of Assignor, with counsel designated by such Indemnified Person and to the exclusion of Assignor. Alternatively, such Indemnified Person may call upon Assignor to defend any such action at Assignor’s sole cost and expense. Such Indemnified Person may, in such Indemnified Person’s sole and exclusive discretion, adjust, settle, or compromise any such claim or cause of action made upon or brought against such Indemnified Person, and Assignor shall indemnify such Indemnified Person for any such amounts adjusted, settled or compromised, as well as all costs and expenses, including reasonable attorneys’ fees incurred in connection therewith. Assignor acknowledges and agrees that Assignor’s obligations hereunder are unconditional and unlimited, shall survive the Execution Date, and shall continue in full force and effect at all times after the Execution Date unless specifically terminated in writing by a duly authorized officer of Assignee.

The Parties acknowledge and agree that this is an arms-length transaction, the relationship between them is solely that of independent contractors, and nothing in this Assignment and the Allonge is to be construed to constitute the Parties as employer/employee, franchiser/franchisee, agent/principal, partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking, nor to create a fiduciary duty between the Parties.

This Assignment may be executed in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

THIS ASSIGNMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF THIS ASSIGNMENT OR THE ALLONGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

ASSIGNOR AND ASSIGNEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT WITH OR ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ASSIGNMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ASSIGNEE OR ASSIGNOR RELATED THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ASSIGNOR TO ENTER INTO THIS ASSIGNMENT.

WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER, THE PARTIES (A) IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF OHIO, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVE ANY OBJECTION WHICH SUCH PARTY MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT BROUGHT IN ANY SUCH COURT, AND IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Assignment has been executed by Assignor and Assignee effective as of the Execution Date.

ASSIGNOR:

THE HUNTINGTON NATIONAL BANK

By:	/s/ Elissa A. Hurtuk
Name:	Elissa A. Hurtuk
Title:	Vice President

STATE OF OHIO	)
) ss:
COUNTY OF CUYAOHGA	)

The foregoing instrument was executed before me this 14th day of September, 2023 by Elissa A. Hurtuk, a Vice President of THE HUNTINGTON NATIONAL BANK who acknowledged same as his/her true act and deed and the true act and deed of said national bank.

My Commission Expires:	/s/ Christopher J. Diehl
Notary Public, State of Ohio

Commission has no expiration date
Christopher J. Diehl
Print Name of Notary

[Assignor’s Signature Page to Assignment]

ASSIGNEE:

CH CAPITAL LENDING, LLC, a Delaware limited liability company

By:	/s/ Richard H. Klein
Richard H. Klein, Chief Financial Officer

ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
County of Los Angeles)

On September 21, 2023 before me, Rozita Ebrami___________________________________________

(insert name and title of the officer)

personally appeared Richard H. Klein__________________________________________________,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Rozita Ebrami____________________(Seal)

Commission expires March 2, 2025.

[Assignor’s Signature Page to Assignment]

EXHIBIT A

PARCEL NO. 1 (Fee Simple)

Situated in the City of Canton, Stark County, State of Ohio:

Being all of O.L. 1478 on that certain HOF Village Replat recorded as Instrument Number 202203250013418 of the Stark County, Ohio Records, containing 4.8514 acres, more or less.

PARCEL NO. 2 (Fee Simple)

Situated in the City of Canton, Stark County, State of Ohio:

And known as all of Lot 43481 on that certain HOF Village Replat recorded as Instrument Number 202203250013418 of the Stark County, Ohio Records, containing ..9115 acres, more or less.

PARCEL NO. 3 (Easement)

Non-exclusive easements for access and utilities contained in the Reciprocal Easement and Restrictive Covenant Agreement for the HOF Village Complex, filed for record March 11, 2016 in Instrument No. 201603110009295, of the Stark County, Ohio Records and amended in the First Amendment to Reciprocal Easement and Restrictive Covenant Agreement, filed for record July 20, 2022 in Instrument No. 202207200030836 of the Stark County, Ohio Records.